                                                                    EXHIBIT 99.1

                CLEAR CHANNEL REPORTS SECOND QUARTER 2003 RESULTS

SAN ANTONIO, TEXAS JULY 29, 2003...Clear Channel Communications, Inc. (NYSE:
CCU) today reported results for its second quarter ended June 30, 2003.

The Company's reported revenues of $2.32 billion for the second quarter increased 6.6 percent over 2002 revenues of $2.17 billion. Clear Channel reported net earnings of $251.3 million or $0.41 per diluted share for the second quarter of 2003. This compares to net earnings of $238.0 million or $0.39 per diluted share in 2002.

The Company's second quarter 2003 net earnings included approximately $41.3 million of pre-tax gains, $0.04 per share after tax, related primarily to the early extinguishment of debt. Excluding those gains, net earnings would have been $225.7 million or $0.37 per diluted share. Clear Channel's second quarter 2002 net earnings also included pre-tax gains, which were approximately $21.4 million or $0.02 per share after tax. The pre-tax gains were related to the sale of certain assets and a favorable litigation settlement. Excluding those gains, diluted net income would have been $230.6 million or $0.37 per diluted share. Excluding these gains in both periods, earnings per share would be flat year-over-year.

EBITDA As Adjusted (defined as revenue less divisional operating expenses and corporate expenses and referred to as EBITDA - see reconciliation to net income at the end of this release) increased 1 percent over the second quarter of 2002, to $632.9 million.

On a pro forma basis, second quarter 2003 revenues of $2.24 billion were essentially flat when compared with last year's revenues of $2.23 billion. Pro forma EBITDA declined 1.5 percent to $622.9 million from $632.4 million for 2002. Pro forma revenues, divisional operating expenses and EBITDA include adjustments to the prior period (2002) for all acquisitions for the same time frame as actually owned in the current period (2003), include an adjustment for foreign exchange to present current period results in constant dollars, and exclude results from divestitures from both 2002 and 2003 results. See reconciliation of pro forma information at the end of this release.

By presenting EBITDA, pro forma revenues and pro forma EBITDA, Clear Channel intends to provide investors a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future. Clear Channel evaluates operating performance based on several measures, including EBITDA, as Clear Channel believes it is an important measure of the operational strength of its businesses.

For the six months ended June 30, 2003, cash flow from operating activities was $943.7 million, cash flow used in investing activities was $197.9 million, and cash flow used in financing activities was $720.3 million for a net increase in cash of $25.5 million. Free cash flow (defined as EBITDA, less interest expense, taxes and non-revenue producing capital expenditures - see reconciliation to cash flow from operating activities at the end of this release) increased 21.4 percent to $443.5 million for the second quarter of 2003. Clear Channel considers free cash flow to be an important measure of a company's ability to provide value to shareholders. By presenting free cash flow, Clear Channel intends to provide investors a better understanding of the Company's ability to pay a dividend, pay down debt, make acquisitions and invest in its businesses.

Lowry Mays, Chairman and Chief Executive Officer of Clear Channel said, "Our second quarter results reflect our ability to execute our business strategy in a challenging economic environment. We are especially proud of the performance of our local management teams this quarter, as their focus on serving the needs of their communities was the foundation of our success. We believe that we are very well positioned for future growth."

Mark Mays, President and Chief Operating Officer commented, "Our second quarter results were driven by operating improvements across many of our divisions. We delivered significant free cash flow and continued to focus on strengthening our balance sheet and investing in our future growth. We are seeing a gradual improvement in the economy and are looking for a stronger second half as the environment improves. We remain focused on increasing shareholder value by serving the needs of our communities, employing the best people and providing the highest quality products and services that deliver results for our customers."

OPERATING RESULTS
(IN $000S)

Below are the consolidated reported and pro forma results for the second quarter of 2003 versus 2002.


         REVENUE                                                      2nd Quarter
                            ----------------------------------------------------------------------------------------------------
                                             Reported                                             Pro forma (a)
                            --------------------------------------------         -----------------------------------------------
                               2003              2002           % Change            2003             2002               % Change
                            ----------        ----------        --------         ----------       ----------            --------
        Radio               $  970,565        $  991,282          (2.1%)         $  970,228       $  995,897             (2.6%)
        Outdoor                569,174           473,991           20.1%            519,683          500,405              3.9%
        Entertainment          675,920           619,225            9.2%            644,743          623,690              3.4%
        Other                  139,305           116,845           19.2%            139,305          136,457              2.1%
        Eliminations           (37,715)          (28,433)          32.6%            (37,715)         (28,433)            32.6%
                            ----------        ----------                         ----------       ----------
        Consolidated        $2,317,249        $2,172,910            6.6%         $2,236,244       $2,228,016              0.4%


         EBITDA                                                       2nd Quarter
                            ----------------------------------------------------------------------------------------------------
                                             Reported                                             Pro forma (a)
                            --------------------------------------------         -----------------------------------------------
                               2003              2002           % Change            2003             2002               % Change
                            ----------        ----------        --------         ----------       ----------            --------
        Radio               $  433,677        $  441,348           (1.7%)        $  434,146       $  442,263             (1.8%)
        Outdoor                154,840           144,502            7.2%            147,453          149,865             (1.6%)
        Entertainment           56,640            51,587            9.8%             53,598           51,331              4.4%
        Other                   30,187            29,072            3.8%             30,187           31,301             (3.6%)
        Corporate              (42,459)          (39,203)           8.3%            (42,459)         (42,362)             0.2%
                            ----------        ----------                         ----------       ----------
        Consolidated        $  632,885        $  627,306            0.9%         $  622,925       $  632,398             (1.5%)

(a) Includes adjustments to the prior period (2002) for all acquisitions for the same time frame as actually owned in the current period (2003). Divestitures are excluded from both 2002 and 2003. The 2003 pro forma include an adjustment for foreign exchange to present results in constant dollars.


RADIO BROADCASTING
------------------

Reported basis and pro forma revenue decreased 2.1 percent and 2.6 percent, respectively, for the three months ended June 30, 2003 as compared to the same period of 2002. Clear Channel Radio saw revenue declines, which were attributed to weakness in local spot sales, small market revenues, the Company's national syndication business and non-traditional revenues, which includes the loss of revenue resulting from its cessation of business with independent promoters. Retail, auto, telecom/utility, and entertainment were the strongest national advertising categories during the three months ended June 30, 2003, while the consumer products and fast food categories were weaker.

Reported basis and pro forma divisional operating expenses decreased 2.4 percent and 3.2 percent, respectively, for the three months ended June 30, 2003 as compared to the same period of 2002. A portion of the declines relate to variable expense declines such as lower bonus, commission and other variable expenses, which are tied to revenue performance.

OUTDOOR ADVERTISING
-------------------

Reported basis revenue and divisional operating expenses increased $95.2 million and $84.8 million, respectively, for the three months ended June 30, 2003 as compared to the same period of 2002. The increase is partially attributable to acquisitions, the largest being Ackerley, which included 3 markets. These markets contributed approximately $20.0 million to revenue and $9.6 million to divisional operating expenses for the three months ended June 30, 2003. Also, the devaluation of the dollar relative to the Company's international functional currencies contributed approximately $49.5 million to the reported basis revenue increase and $42.1 million to the reported basis divisional operating expenses increase for the three months ended June 30, 2003 as compared to the same period of 2002.

Pro forma basis revenue increased $19.3 million for the three months ended June 30, 2003, as compared to the same period of 2002. Domestically, Clear Channel experienced broad based pro forma revenue increases across all markets and all products for the three months ended June 30, 2003, as compared to the same period of 2002.

Internationally, street furniture and transit pro forma revenue grew for the three months ended June 30, 2003 compared to the same period of 2002. Pro forma revenue on the Company's international billboard inventory was down during this period, lead by pro forma revenue declines on its billboard inventory in the United Kingdom and France. Italy and Australia were strong performing international markets for the three months ended June 30, 2003 compared to the same period of 2002.

Pro forma basis divisional operating expenses increased $21.7 million for the three months ended June 30, 2003, as compared to the same period of 2002. Approximately $9.0 million of the pro forma basis divisional operating expenses increase relates to restructuring expenses in France. Domestically, Clear Channel saw production, bonus and commission expenses increase associated with increased revenue.


LIVE ENTERTAINMENT
------------------

Reported basis revenue and divisional operating expenses increased $56.7 million and $51.6 million, respectively, for the three months ended June 30, 2003 as compared to the same period of 2002. The increase in reported basis revenue and divisional operating expenses is largely attributable to the devaluation of the dollar relative to the Company's international functional currencies. The devaluation contributed approximately $31.2 million to the revenue increase and $28.1 million to the divisional operating expenses increase for the three months ended June 30, 2003 as compared to the same period of 2002.

Pro forma basis revenue increased $21.1 million for the three months ended June 30, 2003 as compared to the same period of 2002. The pro forma basis revenue increase is attributable to increases in concessions and merchandising revenue, sponsorship revenues, box and season ticket revenues, theater touring revenues and other event revenues. These increases were slightly offset by a decline in ticket sales during this period.

Pro forma basis divisional operating expenses increased $18.8 million for the three months ended June 30, 2003 as compared to the same period of 2002. The increase is attributable to variable expense increases associated with the increase in revenue, primarily driven by talent costs paid to the artists performing at our events.

FREE CASH FLOW
(IN $000S)

                                                          Three Months Ended June 30         Inc./Dec (%)
                                                     ------------------------------------    ------------
                                                       2003                       2002
                                                     --------                   ---------
EBITDA                                               $632,885                   $ 627,306
Interest Expense                                      (95,311)                   (108,350)
Current Tax Benefit (Expense) (1)                     (58,321)                    (87,187)
Non-Revenue Producing Capital Expenditures            (35,719)                    (66,397)
                                                     --------                   ---------
  Total Free Cash Flow (1)                           $443,534                   $ 365,372        21.4%

(1) The 2002 free cash flow and current tax expense reflect adjustments for non-routine tax items, which would have reduced free cash flow by $125,164.

                                                           Six Months Ended June 30          Inc./Dec (%)
                                                     ------------------------------------    ------------
                                                        2003                       2002
                                                     --------                   ---------
EBITDA                                               $1,008,474                 $ 997,347
Interest Expense                                       (196,263)                 (218,717)
Current Tax Benefit (Expense) (2)                       (40,326)                  (98,458)
Non-Revenue Producing Capital Expenditures              (65,468)                 (124,112)
                                                     ----------                 ---------
  Total Free Cash Flow (2)                           $  706,417                 $ 556,060        27.0%

(2) The 2002 free cash flow and current tax expense reflect adjustments for non-routine tax items, which would have reduced free cash flow by $107,300.


SELECTED BALANCE SHEET INFORMATION

         (In $000s)                                                                        June 30,            March 31,
                                                                                             2003                2003
                                                                                          -----------         -----------
         Cash                                                                             $   195,628         $   349,242
         Total Current Assets                                                             $ 2,316,376         $ 2,213,964
         Net Property, Plant and Equipment                                                $ 4,225,088         $ 4,190,478
         Total Assets                                                                     $27,978,582         $27,760,993
         Current Liabilities (excluding current portion of long-term debt)                $ 1,914,073         $ 1,657,745
         Long-Term Debt (including current portion of long-term debt)                     $ 7,973,901         $ 8,634,088
         Shareholders' Equity                                                             $14,673,389         $14,327,896


CAPITAL EXPENDITURES
(IN $000S)

Capital expenditures for the second quarter were:

                                                                                             June 30,            June 30,
                                                                                               2003                2002
                                                                                             --------            --------
         Recurring                                                                            $33,244            $ 36,557
         Non-recurring projects                                                                 2,475              29,840
         Revenue producing                                                                     40,128              54,862
                                                                                              -------            --------
             Total capital expenditures                                                       $75,847            $121,259

The Company defines recurring capital expenditures as those expenditures that are required each year. Non-recurring projects are expenditures arising primarily from the integration of newly acquired entities. Revenue producing is discretionary capital investment for new revenue streams.

LIQUIDITY AND FINANCIAL POSITION

At June 30, 2003, Clear Channel had long-term debt of:

(In $Millions)
Bank Credit Facilities                                        $   625.7
Public Notes                                                    7,130.5
Other Debt                                                        217.7
                                                              ---------
         Total                                                $ 7,973.9

Leverage, defined as debt*, net of cash, divided by the trailing 12-month pro forma EBITDA**, was 3.57x at June 30, 2003.

Randall Mays, Chief Financial Officer for the Company, said, "The Company once again showed its ability to generate significant free cash flow. Despite a tough economic environment, free cash flow increased 21% for the second quarter and is up 27% for the first half of 2003. I am pleased that we were able to strengthen our balance sheet by decreasing total debt $660 million during the second quarter and improving our leverage ratio to 3.57x. We believe that it is appropriate, given the significant amount of free cash flow that the company generates, that we return a portion of those profits to our shareholders and consequently announced last week the initiation of a quarterly dividend. The Board remains committed to maintaining our bias for improving the leverage ratios of the company, while continuing to balance that with strategic acquisitions and long-term capital requirements."

During the second quarter of 2003, Clear Channel issued $500 million of 4.25% Senior Notes due 2009, $250 million of 4.40% Senior Notes due 2011 and $250 million of 4.90% Senior Notes due 2015. The proceeds from the issuances were used to pay down the Company's bank credit facilities and three-year term loan. Clear Channel redeemed the 2.625% Senior Convertible Notes due 2003 at their maturity on April 1, 2003 and the 4.75% Liquid Yield Option Notes due 2018 (LYONS) on April 17, 2003. The LYONS were redeemed pursuant to call provisions in the indentures.

As of July 29, 2003, Clear Channel will have approximately $2.4 billion available on its three domestic bank credit facilities. The Company currently has approximately $737 million of public debt maturing during the remainder of 2003 in addition to other indebtedness including notes, maturing in later years. The Company intends to utilize the existing capacity under its bank facilities and other available funds to redeem or repurchase any or all of its debt through open market purchases, privately negotiated transactions, or other means.

Footnotes:

     * As defined by Clear Channel's credit facilities, debt is long-term debt of $7,973.9 million plus letters of credit of $109.5 million; guarantees of third party debt of $85.4 million; net original issue discount/premium of $2.6 million; deferred purchase consideration of $23.9 million included in other long-term liabilities; and less fair value of interest rate swaps of $108.9 million and purchase accounting premiums of $18.2 million.

     ** As defined by Clear Channel's credit facilities, pro forma EBITDA is the trailing twelve-month EBITDA adjusted to include EBITDA of any assets acquired in the trailing twelve-month period.

BUSINESS OUTLOOK

The Company believes that, based on the current economic and advertising environment, EBITDA for the third quarter 2003 will increase in the mid to high single digits versus the third quarter 2002 on both a reported and pro forma basis. For the full year, the Company expects both reported and pro forma EBITDA growth in the mid to high single digits with resulting free cash flow growth in the mid to high teens.

CONFERENCE CALL

Clear Channel's second-quarter 2003 earnings conference call will be held on July 29th at 9:00 a.m. Eastern Time. The dial-in number is 1-800-946-0719 and the pass code is 636164. Please call 10 minutes prior to the beginning of the call to ensure that you are connected before the start of the presentation. The teleconference will also be available via a live audio cast on the Company's website, located at http://www.clearchannel.com. A replay of the call will be available at 11:00 a.m. Eastern Time and will be accessible for 72 hours after the conference call. The replay number is 1-888-203-1112 and the pass code 636164. The audio cast will also be archived on the Company's website and will be available beginning 24 hours after the call for a period of one week.


RECONCILIATION OF EBITDA TO NET INCOME

(In $000s)                                                      Three Months Ended June 30
                                                                --------------------------
                                                                   2003            2002
                                                                 --------        --------
EBITDA                                                           $632,885        $627,306
Less:
   Noncash compensation expense                                     1,779           1,445
   Depreciation and amortization                                  161,880         146,261
                                                                 --------        --------
      Operating Income                                           $469,226        $479,600
   Less: Interest Expense                                          95,311         108,350
   Plus: Gain on marketable securities                              2,581           5,917
   Plus: Equity in earnings of nonconsolidated affiliates
                                                                    6,713           7,500
   Plus: Other income - net                                        39,142          15,394
                                                                 --------        --------
      Income before income taxes                                 $422,351        $400,061
   Income tax expense                                             171,051         162,025
                                                                 --------        --------
      Net Income                                                 $251,300        $238,036

RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FCF

(In $000s)                                                      Three Months Ended June 30
                                                                --------------------------
                                                                  2003             2002
                                                                ---------        ---------
Net cash provided by operating activities                       $ 507,896        $ 399,980

         Changes in operating assets and liabilities              (37,276)         (85,267)
         Non-revenue producing capital expenditures               (35,719)         (66,397)
         Non-routine deferred tax items                              --            125,164

         Other                                                      8,633           (8,108)
                                                                ---------        ---------
Free cash flow                                                  $ 443,534        $ 365,372


RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FCF

(In $000s)                                                        Six Months Ended June 30
                                                                --------------------------
                                                                  2003             2002
                                                                ---------        ---------
Net cash provided by operating activities                       $ 943,738        $ 849,833

Changes in operating assets and liabilities                      (176,988)        (263,806)
         Non-revenue producing capital expenditures               (65,468)        (124,112)
         Non-routine deferred tax items                              --            107,300
         Other                                                      5,135          (13,155)
                                                                ---------        ---------
Free cash flow                                                  $ 706,417        $ 556,060

RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

CONSOLIDATED
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                       Three Months Ended June 30
                                               -------------------------------
                                                   2003               2002
                                               -----------         -----------
Reported Revenue                               $ 2,317,249         $ 2,172,910
  Acquisitions                                        --                61,211
  Divestitures                                        (337)             (6,105)
  Foreign Exchange adjustments                     (80,668)               --
                                               -----------         -----------
Pro Forma Revenue                              $ 2,236,244         $ 2,228,016

Reported Divisional Operating Expenses         $ 1,641,905         $ 1,506,401
  Acquisitions                                        --                51,532
  Divestitures                                        (806)             (4,677)
  Foreign Exchange adjustments                     (70,239)               --
                                               -----------         -----------
Pro Forma Divisional Operating Expenses        $ 1,570,860         $ 1,553,256

Reported Corporate Expense                     $    42,459         $    39,203
  Acquisitions                                        --                 3,159
  Divestitures                                        --                  --
  Foreign Exchange adjustments                        --                  --
                                               -----------         -----------
Pro Forma Corporate Expense                    $    42,459         $    42,362

Reported EBITDA                                $   632,885         $   627,306
  Acquisitions                                        --                 6,520
  Divestitures                                         469              (1,428)
  Foreign Exchange adjustments                     (10,429)               --
                                               -----------         -----------
Pro Forma EBITDA                               $   622,925         $   632,398


RADIO
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                     Three Months Ended June 30
                                               ---------------------------
                                                  2003             2002
                                               ---------         ---------
Reported Revenue                               $ 970,565         $ 991,282
  Acquisitions                                      --               5,606
  Divestitures                                      (337)             (991)
  Foreign Exchange adjustments                      --                --
                                               ---------         ---------
Pro Forma Revenue                              $ 970,228         $ 995,897

Reported Divisional Operating Expenses         $ 536,888         $ 549,934
  Acquisitions                                      --               4,968
  Divestitures                                      (806)           (1,268)
  Foreign Exchange adjustments                      --                --
                                               ---------         ---------
Pro Forma Divisional Operating Expenses        $ 536,082         $ 553,634

Reported EBITDA                                $ 433,677         $ 441,348
  Acquisitions                                      --                 638
  Divestitures                                       469               277
  Foreign Exchange adjustments                      --                --
                                               ---------         ---------
Pro Forma EBITDA                               $ 434,146         $ 442,263

OUTDOOR
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                     Three Months Ended June 30
                                               ---------------------------
                                                 2003              2002
                                               ---------         ---------
Reported Revenue                               $ 569,174         $ 473,991
  Acquisitions                                      --              28,309
  Divestitures                                      --              (1,895)
  Foreign Exchange adjustments                   (49,491)             --
                                               ---------         ---------
Pro Forma Revenue                              $ 519,683         $ 500,405

Reported Divisional Operating Expenses         $ 414,334         $ 329,489
  Acquisitions                                      --              22,931
  Divestitures                                      --              (1,880)
  Foreign Exchange adjustments                   (42,104)             --
                                               ---------         ---------
Pro Forma Divisional Operating Expenses        $ 372,230         $ 350,540

Reported EBITDA                                $ 154,840         $ 144,502
  Acquisitions                                      --               5,378
  Divestitures                                      --                 (15)
  Foreign Exchange adjustments                    (7,387)             --
                                               ---------         ---------
Pro Forma EBITDA                               $ 147,453         $ 149,865


LIVE ENTERTAINMENT
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                     Three Months Ended June 30
                                               ---------------------------
                                                 2003              2002
                                               ---------         ---------
Reported Revenue                               $ 675,920         $ 619,225
  Acquisitions                                      --               6,928
  Divestitures                                      --              (2,463)
  Foreign Exchange adjustments                   (31,177)             --
                                               ---------         ---------
Pro Forma Revenue                              $ 644,743         $ 623,690

Reported Divisional Operating Expenses         $ 619,280         $ 567,638
  Acquisitions                                      --               6,250
  Divestitures                                      --              (1,529)
  Foreign Exchange adjustments                   (28,135)             --
                                               ---------         ---------
Pro Forma Divisional Operating Expenses        $ 591,145         $ 572,359

Reported EBITDA                                $  56,640         $  51,587
  Acquisitions                                      --                 678
  Divestitures                                      --                (934)
  Foreign Exchange adjustments                    (3,042)             --
                                               ---------         ---------
Pro Forma EBITDA                               $  53,598         $  51,331

OTHER (INCLUDES THE TELEVISION, MEDIA REPRESENTATION AND
SPORTS REPRESENTATION BUSINESSES)
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                     Three Months Ended June 30
                                               --------------------------
                                                 2003             2002
                                               ---------        ---------
Reported Revenue                               $ 139,305        $ 116,845
  Acquisitions                                      --             20,368
  Divestitures                                      --               (756)
  Foreign Exchange adjustments                      --               --
                                               ---------        ---------
Pro Forma Revenue                              $ 139,305        $ 136,457

Reported Divisional Operating Expenses         $ 109,118        $  87,773

(In $000s)                                     Three Months Ended June 30
                                               --------------------------
                                                 2003             2002
                                               ---------        ---------
  Acquisitions                                      --             17,383
  Divestitures                                      --               --
  Foreign Exchange adjustments                      --               --
                                               ---------        ---------
Pro Forma Divisional Operating Expenses        $ 109,118        $ 105,156

Reported EBITDA                                $  30,187        $  29,072
  Acquisitions                                      --              2,985
  Divestitures                                      --               (756)
  Foreign Exchange adjustments                      --               --
                                               ---------        ---------
Pro Forma EBITDA                               $  30,187        $  31,301


ELIMINATIONS
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                     Three Months Ended June 30
                                               -------------------------
                                                 2003             2002
                                               --------         --------
Reported Revenue                               ($37,715)        ($28,433)
  Acquisitions                                     --               --
  Divestitures                                     --               --
  Foreign Exchange adjustments                     --               --
                                               --------         --------
Pro Forma Revenue                              ($37,715)        ($28,433)

Reported Divisional Operating Expenses         ($37,715)        ($28,433)
  Acquisitions                                     --               --
  Divestitures                                     --               --
  Foreign Exchange adjustments                     --               --
                                               --------         --------
Pro Forma Divisional Operating Expenses        ($37,715)        ($28,433)

Reported EBITDA                                    --               --
  Acquisitions                                     --               --
  Divestitures                                     --               --
  Foreign Exchange adjustments                     --               --
                                               --------         --------
Pro Forma EBITDA                                   --               --


ABOUT CLEAR CHANNEL WORLDWIDE

Visit our website at http://www.clearchannel.com.

Clear Channel Worldwide, headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising and entertainment industries with radio and television stations, outdoor advertising displays, and live entertainment productions and venues throughout the United States and in 65 countries around the world.

For further information contact:
Investors - Randy Palmer, Senior Vice President of Investor Relations, (210) 832-3315 or Media - Lisa Dollinger, Senior Vice President of Corporate Communications, (210) 832-3474 or visit our web-site at http://www.clearchannel.com.

THE NUMBERS CONTAINED WITHIN THIS RELEASE ARE UNAUDITED. CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS. VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE INCLUDE, BUT ARE NOT LIMITED
TO: CHANGES IN ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING AND ENTERTAINMENT INDUSTRIES); FLUCTUATIONS IN INTEREST RATES; CHANGES IN INDUSTRY CONDITIONS; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND

OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS AND ACCESS TO CAPITAL MARKETS. OTHER KEY RISKS ARE DESCRIBED IN THE CLEAR CHANNEL COMMUNICATIONS' REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. EXCEPT AS OTHERWISE STATED IN THIS NEWS ANNOUNCEMENT, CLEAR CHANNEL COMMUNICATIONS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                              FINANCIAL HIGHLIGHTS
               CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                                    UNAUDITED
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                              THREE MONTHS ENDED
                                                                    JUNE 30,
                                                        -------------------------------
                                                                                                   %
                                                           2003                2002              CHANGE
                                                        -----------         -----------          ------
     REVENUE                                            $ 2,317,249         $ 2,172,910            6.6%
     Divisional operating expenses                        1,641,905           1,506,401
                                                        -----------         -----------
     Operating cash flow                                    675,344             666,509            1.3%
     Corporate expenses                                      42,459              39,203
                                                        -----------         -----------
     EBITDA AS ADJUSTED (1)                                 632,885             627,306            0.9%

     Non-cash compensation expense                            1,779               1,445
     Depreciation and amortization                          161,880             146,261
     Interest expense                                        95,311             108,350
     Gain (loss) on marketable securities                     2,581               5,917
     Equity in earnings of nonconsolidated affiliates         6,713               7,500
     Other income (expense) - net                            39,142              15,394
                                                        -----------         -----------

     Income before income taxes                             422,351             400,061

     Income tax (expense) benefit:
         Current                                            (58,321)           (212,351)
         Deferred                                          (112,730)             50,326
                                                        -----------         -----------

     NET INCOME                                         $   251,300         $   238,036
                                                        ===========         ===========


     Net income per share:
         BASIC                                          $      0.41         $      0.40
                                                        ===========         ===========

         DILUTED (2)                                    $      0.41         $      0.39
                                                        ===========         ===========

     Free Cash Flow (3)                                 $   443,534         $   365,372           21.4%

     Weighted Average Shares Outstanding - Diluted          617,556             629,234

(1)  Defined as operating cash flow less corporate expenses.

(2) Diluted net income for the three months ended June 30, 2003 and 2002 is $251,300 and $243,896, respectively.

(3) Defined as EBITDA as adjusted less interest expense, tax expense and non-revenue producing capital expenditures.